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                                                                    Exhibit 24.2

                        LIVING CENTERS OF AMERICA, INC.

                               Power of Attorney



         WHEREAS, LIVING CENTERS OF AMERICA, INC. a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-8 (the "Registration Statement"), with any amendment or amendments thereto, as prescribed by the Commission pursuant to the Securities Act and the rules and regulations of the Commission promulgated thereunder, together with any and all exhibits and other documents relating to the Registration Statement, in connection with the registration of 600,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and the preferred stock purchase rights associated with the Common Stock, to be issued to employees of the Company pursuant to the Company's 1992 Stock Option Plan, as amended;

         NOW, THEREFORE, the undersigned, in his capacity as a director or officer, or both, as the case may be, of the Company, does hereby appoint Edward L. Kuntz and Susan Thomas Whittle, and each of them severally, his true and lawful attorneys-in-fact and agents with power to act with or without the others, and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute, deliver and file the Registration Statement and any and all amendments thereto and all instruments necessary or incidental in connection therewith and to file the same with the Commission and to appear before the Commission in connection with any matter relating thereto. Each of such attorneys-in-fact shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of such attorneys-in-fact and each of them.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 18th day of July, 1996.


                                        /s/ LEROY D. WILLIAMS
                                        --------------------------
                                        Leroy D. Williams